IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date hereinbefore written.

THE DIRECTOR OF DEVELOPMENT OF THE STATE OF OHIO, acting on behalf of the State of Ohio

By: ____________________________

Title: [illegible] Ethics Officer

THE GUITAMMER COMPANY, an Ohio corporation

By: ____________________________

Mark A. Luden, President & CEO

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